                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                --------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           DIAMONDS(SM) TRUST, SERIES 1
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 New York                                     13-3574560
-----------------------------------------------     ----------------------------
    (State of Incorporation or Organization)               (I.R.S. Employer
                                                           Identification no.)
         PDR SERVICES CORPORATION
  c/o AMERICAN STOCK EXCHANGE, INC.
         86 Trinity Place, New York, NY                          10006
-----------------------------------------------     ----------------------------
     (Address of Principal Executive Offices)                  (Zip Code)

  If this form relates to the registration    If this form relates to the
  of a class of securities pursuant to        registration of a class of securities
  Section 12(b) of the Exchange Act           pursuant to Section 12(g) of the
  and is effective pursuant to General        Exchange Act and is effective pursuant
  Instruction A.(c), please check the         to General Instruction A.(d), please
  following box. [X]                          check the following box. [_]

Securities Act registration statement file number to which this form relates: 333-31247
                                                                              ---------
                                                                           (If applicable)

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Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class                 Name of Each Exchange on Which
              to be so Registered                 Each Class is to be Registered
              -------------------                 ------------------------------

Units of undivided beneficial interest in         American Stock Exchange, Inc.
-----------------------------------------         -----------------------------
DIAMONDS(SM) Trust, Series 1
----------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

Reference is made to the sections captioned "Prospectus Summary", "The Trust"
and   "The Portfolio" in the Registrant's preliminary prospectus dated July 14,
1997 ("Preliminary Prospectus") forming a part of the pre-effective Registration
Statement on Form S-6 (Securities Act File No. 333-31247) (the "Registration
Statement on Form S-6"), which is hereby incorporated by reference.

Item 2.   Exhibits
          --------

          A. The following exhibit has been filed with the Commission and the American Stock Exchange:

          Registration Statement on Form S-6, including the Preliminary
Prospectus and Powers of Attorney.

          B. Forms of the following exhibits will be filed with the Commission and the American Stock Exchange:

      (1) Standard Terms and Conditions of Trust dated as of January 1, 1998 between PDR Services Corporation, as Depositor, and State Street Bank and Trust
Company, as Trustee.

      (2) Incorporated by reference to item (1) above is a copy of the form of security to be registered hereunder.

      (3) Trust Indenture between PDR Services Corporation, as Sponsor, and
State Street Bank and Trust Company, as Trustee.

      (4) Dow Jones & Company, Inc. License Agreement among Dow Jones & Company,
Inc., Sponsor and the American Stock Exchange.

      (5) Depository Agreement between the Depository and the Trustee.

      (6) Form of Participation Agreement to be entered into among the Trustee, the Distributor and various Broker-Dealers.

      (7) Opinion of Counsel as to legality of securities being registered.

      (8) Opinion of Counsel as to certain tax aspects of the Trust.

      (9) Consent of Independent Accountants.
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SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            DIAMONDS(SM) Trust, Series 1,
                                            ------------------------------------
                                            PDR SERVICES CORPORATION


Date:  January 9, 1998                       By:  /s/ Joseph B. Stefanelli
                                                  ------------------------------
                                                      Joseph B. Stefanelli
                                                           President